Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of FC Banc Corp. of our report dated March 27, 2013, relating to our audit of the consolidated financial statements of FC Banc Corp., for the year ended December 31, 2012, and to the reference to us under the heading “EXPERTS” in the Prospectus, which is part of this Registration Statement.

/s/ S.R. Snodgrass, A.C.
S.R. Snodgrass, A.C.

Wexford, Pennsylvania

June 7, 2013